UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K/A

(Amendment No. 1)

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CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  August 14, 2018

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OraSure Technologies, Inc.

(Exact Name of Registrant as Specified in Charter)

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Delaware (State or Other Jurisdiction of Incorporation)	001-16537 (Commission File Number)	36-4370966 (I.R.S. Employer Identification No.)

220 East First Street Bethlehem, Pennsylvania (Address of Principal Executive Offices)	18015-1360 (Zip Code)

Registrant’s telephone number, including area code: 610-882-1820

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

(17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

(17 CFR 240.13e-4(c))

Indicate by a check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

EXPLANATORY NOTE

This Amendment No. 1 to Current Report on Form 8-K is being filed to amend Item 5.02 of the Current Report on Form 8-K filed by OraSure Technologies, Inc. (the “Company”) on August 17, 2018 in order to correct an error in the percentage increase in base salary reported for Mr. Brian Smith, the Executive Vice President, Business Unit Leader, Molecular Solutions at the Company’s Canadian subsidiary, DNA Genotek, Inc.  The last paragraph of Item 5.02, as so amended, is set forth below in its entirety.

Item 5.02 – Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Committee also recommended, and the Board authorized, an increase in the annual base salary of Mr. Brian Smith, who serves as Executive Vice President, Business Unit Leader, Molecular Solutions, and heads the Company’s Canadian subsidiary, DNA Genotek.  Mr. Smith’s salary was increased to $334,000 effective January 1, 2018.  This represents an approximate 18% increase in Mr. Smith’s salary and is based on competitive market data provided by the Committee’s independent compensation consultant, the strong performance of the Company’s molecular business and Mr. Smith’s leadership of that business.  Mr. Smith is paid in Canadian dollars and the foregoing amount is based on the U.S./Canadian dollar exchange rate at the time of approval.

Signatures

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ORASURE TECHNOLOGIES, INC.

Date: October 4, 2018	By:	/s/ Roberto Cuca
Roberto Cuca
Chief Financial Officer